Exhibit 1

Analyst Guide

NISSIN CO., LTD.

May, 2004

If you have any questions regarding this report,
please contact Ms. Chen or Ms. Inagaki at +813-3348-2423.

FORWARD-LOOKING STATEMENTS

     This data book contains forward-looking statements concerning the Company’s intentions, belief, current and future projections, and the management’ intention, beliefs, current and future projections concerning consolidated and non-consolidated business performances and financial conditions. All of these statements about the future represent our estimates based on information available at this time. Therefore, these statements do not guarantee any future result but involve potential risks and uncertainties, and that because of various factors, actual results may differ significantly from the statements about future projections. Potential risks and uncertainties that could cause our actual results to differ materially from our expectations include, among other things:

•	the effect of weak domestic economic conditions, including changes in personal bankruptcy rates;

•	competition from large consumer finance companies and other financial institutions;

•	uncertain liquidity of Japan’s capital markets and availability of funding from lenders on favorable terms;

•	potential changes to legislation, including restrictions on interest rates, to regulations for the money lending business and to government policy, including Japan’s monetary policy;

•	our exposure to negative publicity for the consumer or business finance industries generally or us specifically;

•	our ability to pursue and maintain profitable joint ventures and strategic alliances; and

•	reliability of information or technological systems and networks.

     Our expectations expressed in these forward-looking statements may not turn out to be correct, and our actual results could materially differ from and be worse than our expectations.

Contents

I	Consolidated Business Results

1	Consolidated business results as of or for the year ended March 31, 2004

2	Consolidated balance sheet as of March 31, 2004

3	Consolidated subsidiary's business results as of or for the year ended March 31, 2004

4	Financial ratios

5	Adjusted per share data

II	Non-consolidated Business Results

6	Non-consolidated business results as of or for the year ended March 31, 2004

7	Non-consolidated balance sheet as of March 31, 2004

8	Loans receivable and the number of accounts at fiscal year-end

9	Applications and approvals by products

10	Demographics of customers (I)

11	Demographics of customers (II)

12	Demographics of guarantors

13	Branches/Productivity

14	Loans charged off and allowance for loan losses

15	Loans receivable/Loans charged off/Ratio of loans charged off by region, product

16	Interest rates on loans receivable and borrowings

17	Breakdown of borrowings at the end of fiscal year

18	Financial ratios

19	Adjusted per share data

Consolidated Business Results

Japanese GAAP

Note:	In this analyst guide, “FY 2003” refers to the Company’s fiscal year ended March 31, 2004, and other fiscal years are referred to in a corresponding manner.

consolidated

Consolidated business results as of or for the year
ended March 31, 2004

(millions of yen, %)
	03/3	% of total	04/3	% of total	yoy%

Total loans receivable	175,123	100.0	175,440	100.0	0.2
Loans to consumers	103,705	59.2	91,290	52.1	-12.0
Total consumer loans	40,938	23.4	35,604	20.3	-13.0
Consumer loans	31,300	17.9	25,078	14.3	-19.9
VIP loans	9,638	5.5	10,525	6.0	9.2
Wide loans	62,767	35.8	55,686	31.8	-11.3
Loans to small business owners	69,953	40.0	73,811	42.0	5.5
Small business owner loans	52,651	30.1	55,152	31.4	4.8
Business Timely loans	17,302	9.9	18,658	10.6	7.8
Secured loans	1,449	0.8	9,942	5.7	586.1
Notes receivable	15	0.0	396	0.2	2,486.6

Total operating revenues	45,601	100.0	45,693	100.0	0.2
Interest income from notes and loans receivable	39,073	85.7	38,623	84.5	-1.2
Loans to consumers	24,684	54.2	22,490	49.2	-8.9
Total consumer loans	11,651	25.6	9,772	21.4	-16.1
Consumer loans	9,301	20.4	7,254	15.9	-22.0
VIP loans	2,349	5.2	2,518	5.5	7.2
Wide loans	13,033	28.6	12,717	27.8	-2.4
Loans to small business owners	14,188	31.1	15,906	34.8	12.1
Small business owner loans	9,674	21.2	11,318	24.8	17.0
Business Timely loans	4,513	9.9	4,588	10.0	1.7
Secured loans	196	0.4	198	0.4	0.7
Notes receivable	2	0.0	28	0.1	848.3
Other financial income	0	0.0	1	0.0	67.0
Other operating income	6,528	14.3	7,068	15.5	8.3
Collection on purchased loans	2,858	6.3	4,537	9.9	58.7
Recovery from loans charged off	978	2.1	795	1.8	-18.8
Origination fee	1,175	2.6	926	2.0	-21.2
Guarantee commission received	93	0.2	368	0.8	295.6
Other	1,421	3.1	441	1.0	-69.0

Total operating expenses	34,560	75.8	34,134	74.7	-1.2
Financial costs	3,675	8.1	3,389	7.4	-7.8
Other operating expenses	30,885	67.7	30,745	67.3	-0.5
Cost of purchased loans	2,146	4.7	2,468	5.4	15.0
Advertising expenses	458	1.0	217	0.5	-52.5
Commission fees	697	1.5	646	1.4	-7.4
Loan loss-related costs	13,558	29.7	14,099	30.9	4.0
Loans charged off	2,091	4.6	681	1.5	-67.4
Provision for loan losses	11,467	25.1	13,417	29.4	17.0
Salaries and employee benefits	6,411	14.1	6,598	14.4	2.9
Lease and rental expenses	2,090	4.6	1,966	4.3	-5.9
Other	5,521	12.1	4,747	10.4	-14.0

Operating income	11,041	24.2	11,559	25.3	4.7

Other income	69	0.2	49	0.1	-28.9
Other expenses	396	0.9	496	1.1	25.3

Ordinary income	10,714	23.5	11,112	24.3	3.7

Special gain	220	0.5	1,125	2.5	411.5

Special losses	1,761	3.9	1,463	3.2	-16.9

Net income	5,209	11.4	6,186	13.5	18.7

Net income per share (¥)	79.6	—	49.0	—	—

Note 1:	The average number of shares of common stock outstanding for the year ended March 31, 2003 was 64,460,020 shares.
Note 2:	The average number of shares of common stock outstanding for the year ended March 31, 2004 was 124,679,832 shares.
Note 3:	Nissin Co., Ltd. completed a 2 for 1 stock split in May 2003.

consolidated

Consolidated balance sheet as of March 31, 2004

(millions of yen, %)
	03/3	% of total	04/3	% of total	yoy

Current assets	195,280	95.9	193,376	93.0	-1,904
Cash and deposits	23,612	11.6	20,252	9.7	-3,359
Notes receivable	15	0.0	396	0.2	381
Loans receivable	175,108	86.0	175,044	84.2	-63
Other	6,494	3.2	8,825	4.3	2,330
Allowance for loan losses	-9,949	-4.9	-11,142	-5.4	-1,192

Fixed assets	8,434	4.1	14,579	7.0	6,145
Tangible fixed assets	1,825	0.9	1,294	0.6	-530
Land	1,092	0.5	355	0.2	-736
Other	733	0.4	938	0.4	205
Intangible fixed assets	617	0.3	1,085	0.5	468
Investments and other assets	5,991	2.9	12,198	5.9	6,207
Investment securities	3,082	1.5	9,661	4.7	6,578
Other	4,918	2.4	5,640	2.7	721
Allowance for loan losses	-2,010	-1.0	-3,103	-1.5	-1,093

Total assets	203,714	100.0	207,955	100.0	4,240

Current liabilities	64,786	31.8	84,142	40.4	19,355
Short-term borrowings	60,584	29.7	79,369	38.1	18,785
Other	4,202	2.1	4,772	2.3	570

Long-term liabilities	94,022	46.2	69,819	33.6	-24,202
Long-term borrowings	93,610	46.0	68,770	33.1	-24,840
Other	411	0.2	1,049	0.5	637

Total liabilities	158,809	78.0	153,961	74.0	-4,847

Minority interests	—	—	161	0.1	161

Common stock	6,610	3.2	7,218	3.5	607

Additional paid-in capital	8,934	4.4	9,691	4.7	757

Consolidated retained earnings	32,416	15.9	37,503	18.0	5,087

Unrealized gains(losses) on investment securities	-239	-0.1	3,147	1.5	3,387

Treasury stock	-2,816	-1.4	-3,727	-1.8	-911

Total shareholders’ equity	44,905	22.0	53,832	25.9	8,926

Total liabilities ·minority interests and shareholders’ equity	203,714	100.0	207,955	100.0	4,240

consolidated

Consolidated subsidiary’s business results as of or
for the year ended March 31, 2004

Nissin Servicer Co., Ltd.	(millions of yen, %)

		(% of operating		(% of operating
	03/3	revenues)	04/3	revenues)	yoy%

Contract amount of purchased loans receivable	411,966	—	856,939	—	108.0
Purchased loans receivable	3,077	—	5,059	—	64.4

Operating revenues	2,858	100.0	4,599	100.0	60.9
Collection on purchased loans	2,858	100.0	4,537	98.7	58.7
Other revenues	—	—	61	1.3	—
Costs	2,146	75.1	2,501	54.4	16.5
Cost for purchased loans	2,146	75.1	2,468	53.7	15.0
Other costs	—	—	32	0.7	—
Gross profit	712	24.9	2,097	45.6	194.6
Operating expenses	371	13.0	1,197	26.0	222.6
Loan loss-related cost	143	5.0	637	13.9	343.4
Other general and administrative expense	227	8.0	560	12.2	146.3
Operating income	340	11.9	899	19.6	164.1
Ordinary income	309	10.8	750	16.3	142.8
Net income	208	7.3	406	8.8	94.9

Net income per share(¥)	18,745.4	—	38,859.9	—	—

Note 1: Established in July 2001 and commenced operation in October 2001.
Note 2: Results for the year ended March 31, 2004 are on a consolidated basis because Nissin Servicer Co., Ltd. established J One Investment Co., Ltd., a wholly-owned subsidiary, and CN Capital Co., Ltd., a 50% owned equity-method affiliate, in January 2004.

consolidated

Financial ratios

	(millions of yen)
	00/3	01/3	02/3	03/3	04/3

Operating income	—	9,375	9,613	11,041	11,559
Ordinary income	—	9,090	9,256	10,714	11,112
Net income	—	5,153	4,817	5,209	6,186
Shareholders’ equity ratio (%)	—	24.1	24.3	22.0	25.9
Return on equity (%)	—	14.1	11.7	11.8	12.5
Operating income to total assets (%)	—	6.3	5.7	5.8	5.6
Ordinary income to total assets (%)	—	6.1	5.5	5.6	5.4
Return on assets (%)	—	3.4	2.8	2.7	3.0
Operating margin (%)	—	29.2	26.3	24.2	25.3
Ordinary income margin (%)	—	28.3	25.4	23.5	24.3
Net income margin (%)	—	16.0	13.2	11.4	13.5
Current ratio (%)	—	341.5	311.3	301.4	229.8
Fixed assets ratio (%)	—	32.0	24.8	18.8	27.1

Note:	Consolidated financial statements were not prepared prior to the year ended March 31, 2001, which was the first year for which consolidated financial statements were prepared. In addition, prior to the year ended March 31, 2001, the Company had no subsidiaries which had material effects on the results of its operations and financial position.

consolidated

Adjusted per share data

Adjusted per share data	(yen)

	00/3	01/3	02/3	03/3	04/3

Net income	—	39.3	36.2	39.8	49.0
Shareholders’ equity	—	297.3	327.3	354.5	425.9

% change from the previous fiscal year			(%)

	00/3	01/3	02/3	03/3	04/3

Net income	—	—	-8.0	10.1	23.2
Shareholders’ equity	—	—	10.1	8.3	20.1

Per share data (unadjusted)	(yen)

	00/3	01/3	02/3	03/3	04/3

Net income	—	477.5	146.1	79.6	49.0
Shareholders’ equity	—	3,573.3	1,310.6	709.0	425.9

Shares outstanding and stock splits	(thousands of shares)

	00/3	01/3	02/3	03/3	04/3

As of the end of the fiscal year	—	10,909	32,955	63,229	126,228
Weighted-average for the fiscal year	—	10,790	32,967	64,460	124,679

			01/5	02/5	03/5
Stock splits			3 for 1	2 for 1	2 for 1

Issuance of common stock	—	128	22,246	33,156	68,414

Note 1:	128,760 new shares were issued as a result of exercises of warrants during FY 2000.
Note 2:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001 and 428,000 new shares were issued as a result of exercises of stock options during FY 2001.
Note 3:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.
Note 4:	66,312,028 new shares were issued as a result of a 2 for 1 stock split in May 2003 and 2,102,136 new shares were issued as a result of exercises of warrants during the FY 2003.
Note 5:	Consolidated financial statements were not prepared prior to the year ended March 31, 2001, which was the first year for which consolidated financial statements were prepared. In addition, prior to the year ended March 31, 2001, the Company had no subsidiaries which had material effects on the results of its operations and financial position.

Non-consolidated Business Results

Japanese GAAP

non-consolidated

Non-consolidated business results as of or for the year
ended March 31, 2004

(millions of yen, %)
	03/3	% of total	04/3	% of total	yoy%

Total loans receivable	175,123	100.0	175,440	100.0	0.2
Loans to consumers	103,705	59.2	91,290	52.1	-12.0
Total consumer loans	40,938	23.4	35,604	20.3	-13.0
Consumer loans	31,300	17.9	25,078	14.3	-19.9
VIP loans	9,638	5.5	10,525	6.0	9.2
Wide loans	62,767	35.8	55,686	31.8	-11.3
Loans to small business owners	69,953	40.0	73,811	42.0	5.5
Small business owner loans	52,651	30.1	55,152	31.4	4.8
Business Timely loans	17,302	9.9	18,658	10.6	7.8
Secured loans	1,449	0.8	9,942	5.7	586.1
Notes receivable	15	0.0	396	0.2	2486.6

Total operating revenues	41,381	100.0	40,795	100.0	-1.4
Interest income from notes and loans receivable	39,073	94.4	38,623	94.7	-1.2
Loans to consumers	24,684	59.6	22,490	55.2	-8.9
Total consumer loans	11,651	28.1	9,772	24.0	-16.1
Consumer loans	9,301	22.4	7,254	17.8	-22.0
VIP loans	2,349	5.7	2,518	6.2	7.2
Wide loans	13,033	31.5	12,717	31.2	-2.4
Loans to small business owners	14,188	34.3	15,906	38.9	12.1
Small business owner loans	9,674	23.4	11,318	27.7	17.0
Business Timely loans	4,513	10.9	4,588	11.2	1.7
Secured loans	196	0.5	198	0.5	0.7
Notes receivable	2	0.0	28	0.1	848.3
Other financial income	0	0.0	1	0.0	67.0
Other operating income	2,307	5.6	2,170	5.3	-5.9

Total operating expenses	30,918	74.7	30,126	73.8	-2.6
Financial costs	3,675	8.9	3,389	8.3	-7.8
Other operating expenses	27,243	65.8	26,737	65.5	-1.9
Advertising expenses	409	1.0	144	0.3	-64.7
Commission fees	803	1.9	648	1.6	-19.2
Loan loss-related costs	13,334	32.2	13,462	33.0	1.0
Loans charged off	2,079	5.0	656	1.6	-68.4
Provision for loan losses	11,254	27.2	12,805	31.4	13.8
Salaries and employee benefits	6,046	14.6	6,241	15.3	3.2
Lease and rental expenses	2,026	4.9	1,908	4.7	-5.8
Other	4,623	11.2	4,331	10.6	-6.3

Operating income	10,463	25.3	10,668	26.2	2.0

Other income	90	0.2	94	0.2	4.7

Other expenses	249	0.6	166	0.4	-33.2

Ordinary income	10,304	24.9	10,596	26.0	2.8

Special gain	146	0.4	705	1.7	381.9

Special losses	1,720	4.2	1,597	3.9	-7.1

Net income	4,945	12.0	5,483	13.4	10.9

Net income per share (¥)	75.9	—	43.5	—	—

Cash dividends per share (¥)	15.0	—	8.5	—	—

Note 1:	The average number of shares of common stock outstanding for the year ended March 31, 2003 was 64,460,020 shares.
Note 2:	The weighted-average number of outstanding shares for the year ended March 31, 2004 was 124,679,832 shares.
Note 3:	Nissin Co., Ltd. completed a 2 for 1 stock split in May 2003.

non-consolidated

Non-consolidated balance sheet as of March 31, 2004

(millions of yen, %)
	03/3	% of total	04/3	% of total	yoy

Current assets	191,949	95.2	186,454	92.4	-5,494
Cash and deposits	23,336	11.6	18,362	9.1	-4,974
Notes receivable	15	0.0	396	0.2	381
Loans receivable	175,108	86.8	175,044	86.8	-63
Other	3,307	1.6	3,076	1.5	-231
Allowance for loan losses	-9,818	-4.9	-10,424	-5.2	-606

Fixed assets	9,731	4.8	15,278	7.6	5,547
Tangible fixed assets	1,812	0.9	953	0.5	-859
Land	1,092	0.5	355	0.2	-736
Other	720	0.4	597	0.3	-122
Intangible fixed assets	616	0.3	1,085	0.5	468
Investments and other assets	7,301	3.6	13,240	6.6	5,938
Investment securities	3,728	1.8	10,839	5.4	7,110
Other	5,583	2.8	5,505	2.7	-78
Allowance for loan losses	-2,010	-1.0	-3,103	-1.5	-1,093

Total assets	201,680	100.0	201,733	100.0	52

Current liabilities	64,157	31.8	81,395	40.3	17,237
Short-term borrowings	60,166	29.8	77,486	38.4	17,319
Other	3,990	2.0	3,908	1.9	-82

Long-term liabilities	92,640	45.9	67,188	33.3	-25,452
Long-term borrowings	92,154	45.7	66,143	32.8	-26,010
Other	486	0.2	1,044	0.5	558

Total liabilities	156,797	77.7	148,583	73.6	-8,214

Common stock	6,610	3.3	7,218	3.6	607

Additional paid-in capital	8,934	4.4	9,691	4.8	757

Retained earnings	32,394	16.1	36,821	18.3	4,427
Legal reserve	400	0.2	400	0.2	0
General reserves	26,800	13.3	30,800	15.3	4,000
Unappropriated retained earnings	5,193	2.6	5,620	2.8	427

Unrealized gains(losses) on investment securities	-239	-0.1	3,147	1.6	3,387

Treasury stock	-2,816	-1.4	-3,727	-1.9	-911

Total shareholders’ equity	44,883	22.3	53,150	26.4	8,267

Total liabilities and shareholders’ equity	201,680	100.0	201,733	100.0	52

non-consolidated

Loans receivable and the number of accounts at fiscal year-end

(millions of yen)
	00/3	01/3	02/3	03/3	04/3

Total loans receivable	111,484	127,217	154,022	175,123	175,440

Loans to consumers	85,403	90,041	100,207	103,705	91,290
Total consumer loans	42,496	43,278	46,179	40,938	35,604
Consumer loans	42,416	39,268	37,247	31,300	25,078
VIP loans	80	4,010	8,932	9,638	10,525
Wide loans	42,907	46,762	54,027	62,767	55,686
Loans to small business owners	24,327	35,428	52,498	69,953	73,811
Small business owner loans	24,229	27,756	36,464	52,651	55,152
Business Timely loans	97	7,671	16,034	17,302	18,658
Secured loans	1,706	1,706	1,304	1,449	9,942
Notes receivable	46	40	11	15	396

% of total
	00/3	01/3	02/3	03/3	04/3

Total loans receivable	100.0	100.0	100.0	100.0	100.0

Loans to consumers	76.5	70.8	65.1	59.2	52.0
Total consumer loans	38.0	34.0	30.0	23.4	20.3
Consumer loans	37.9	30.8	24.2	17.9	14.3
VIP loans	0.1	3.2	5.8	5.5	6.0
Wide loans	38.5	36.8	35.1	35.8	31.7
Loans to small business owners	21.8	27.8	34.1	40.0	42.1
Small business owner loans	21.7	21.8	23.7	30.1	31.5
Business Timely loans	0.1	6.0	10.4	9.9	10.6
Secured loans	1.5	1.4	0.8	0.8	5.7
Notes receivable	0.0	0.0	0.0	0.0	0.2

(accounts)
	00/3	01/3	02/3	03/3	04/3

Total number of accounts	166,530	171,645	187,456	180,087	163,195

Loans to consumers	154,206	151,159	156,840	142,436	122,784
Total consumer loans	129,646	123,200	125,393	106,731	88,809
Consumer loans	129,547	118,190	114,749	95,195	75,997
VIP loans	99	5,010	10,644	11,536	12,812
Wide loans	24,560	27,959	31,447	35,705	33,975
Loans to small business owners	11,826	20,002	30,241	37,337	39,957
Small business owner loans	11,703	13,523	17,002	22,826	23,794
Business Timely loans	123	6,479	13,239	14,511	16,163
Secured loans	436	439	357	286	278
Notes receivable	62	45	18	28	176

Average balance of loans per account (for the fiscal year ended in the month indicated)				(thousands of yen)

	00/3	01/3	02/3	03/3	04/3

Loans to consumers	553	595	638	728	743
Total consumer loans	327	351	368	383	400
Consumer loans	327	332	324	328	329
VIP loans	813	800	839	835	821
Wide loans	1,747	1,672	1,718	1,757	1,639
Loans to small business owners	2,057	1,771	1,736	1,873	1,847
Small business owner loans	2,070	2,053	2,145	2,306	2,317
Business Timely loans	789	1,183	1,211	1,192	1,154
Secured loans	3,914	3,886	3,655	5,066	35,763
Notes receivable	741	888	616	547	2,252

non-consolidated

Applications and approvals by product

(accounts %)
	00/3	01/3	02/3	03/3	04/3

Consumer loans

Number of applications	93,813	99,225	176,803	66,117	32,698
Number of approvals	30,177	28,640	38,529	17,505	7,764
Ratio of approval (%)	32.17	28.86	21.79	26.48	23.74

VIP loans

Number of applications	152	5,605	7,033	2,809	3,338
Number of approvals	101	5,028	6,599	2,579	3,064
Ratio of approval (%)	66.45	89.71	93.83	91.81	91.79

Wide loans

Number of applications	10,629	10,430	12,507	15,485	9,924
Number of approvals	8,813	8,129	10,003	12,524	7,773
Ratio of approval (%)	82.91	77.94	79.98	80.88	78.33

Small business owner loans

Number of applications	6,045	4,955	6,615	10,202	6,678
Number of approvals	5,471	4,334	6,034	9,332	5,779
Ratio of approval (%)	90.5	87.47	91.22	91.47	86.54

Business Timely loans

Number of applications	195	13,182	22,461	17,999	25,184
Number of approvals	123	10,488	14,439	6,826	9,807
Ratio of approval (%)	63.59	79.56	64.28	37.92	38.94

Secured loans

Number of applications	357	267	102	93	142
Number of approvals	276	199	68	65	97
Ratio of approval (%)	77.31	74.53	66.67	69.89	68.31

Notes receivable

Number of applications	289	280	137	110	440
Number of approvals	201	204	102	90	385
Ratio of approval (%)	69.55	72.86	74.45	81.82	87.5

Note 1:	The figures for Consumer loans do not include the numbers of applications and approvals through tie-up companies since the beginning of FY2002.
Note 2:	The number of approvals for Business Timely loans refers to the number of cardholders, which includes credit lines with zero balances.

non-consolidated

Demographics of customers (I)

	(% except number of accounts)

	Consumer loans				Wide loans
	02/3	03/3	04/3	yoy%	02/3	03/3	04/3	yoy%

Number of accounts	125,393	106,731	88,809	-16.8	31,447	35,705	33,975	-4.9

% of total

By gender
Male	48.1	48.5	48.7	0.2	50.3	51.5	53.0	1.5
Female	51.9	51.5	51.3	-0.2	49.7	48.5	47.0	-1.5

By age
20~30 years old	19.8	17.0	14.0	-3.0	19.9	20.9	19.9	-1.0
30~40 years old	28.3	28.3	27.9	-0.4	30.8	30.5	31.1	0.6
40~50 years old	22.5	22.7	23.2	0.5	23.9	23.2	22.8	-0.4
50~60 years old	18.4	19.1	20.3	1.2	19.1	18.9	19.3	0.4
60 years old or over	11.0	12.9	14.6	1.7	6.3	6.5	6.9	0.4

By annual income
Less than 3 million	49.7	58.7	58.6	-0.1	48.0	53.3	53.5	0.2
3 million~5 million	34.2	28.5	28.6	0.1	37.4	34.0	33.7	-0.3
5 million~7 million	10.2	7.7	7.9	0.2	10.6	9.1	9.0	-0.1
7 million~9 million	3.2	2.5	2.5	0.0	2.8	2.5	2.6	0.1
9 million or more	2.7	2.6	2.4	-0.2	1.2	1.1	1.2	0.1

By years of service
Less than 1 year	16.9	15.6	15.8	0.2	12.2	12.9	11.8	-1.1
1~3 years	15.3	14.4	12.3	-2.1	16.1	17.7	17.1	-0.6
3~5 years	14.0	13.7	13.4	-0.3	17.5	17.0	17.0	0.0
5~10 years	23.9	24.3	24.3	0.0	28.5	27.0	27.5	0.5
10~15 years	13.8	14.6	14.9	0.3	13.7	13.7	14.1	0.4
15~20 years	6.1	6.5	7.3	0.8	5.5	5.5	6.0	0.5
20 years or over	10.0	10.9	12.0	1.1	6.5	6.2	6.5	0.3

By loans receivable
Less than 0.1 million	12.8	11.5	10.8	-0.7	1.5	1.3	1.6	0.3
0.1~0.2 million	13.1	12.1	11.9	-0.2	1.6	1.5	1.8	0.3
0.2~0.3 million	13.7	13.1	12.5	-0.6	1.8	1.7	1.9	0.2
0.3~0.4 million	11.3	13.2	12.2	-1.0	2.0	1.9	2.4	0.5
0.4~0.5 million	40.9	40.1	39.3	-0.8	2.0	1.9	2.2	0.3
0.5~1 million	8.2	10.0	13.2	3.2	14.6	13.8	16.3	2.5
1~1.5 million	—	0.0	0.1	0.1	16.3	15.9	17.7	1.8
1.5~2 million	—	—	—	—	20.9	20.5	22.7	2.2
2~2.5 million	—	—	—	—	17.9	19.1	18.5	-0.6
2.5~3 million	—	—	—	—	18.9	19.5	11.3	-8.2
3 million or more	—	—	—	—	2.5	2.9	3.6	0.7

By occupation
Salaried employee	68.4	65.6	67.1	1.5	89.2	86.9	90.6	3.7
Self-employed	17.9	18.9	20.1	1.2	2.3	1.8	1.9	0.1
Housewife	10.6	9.7	9.0	-0.7	7.0	6.3	5.5	-0.8
Others	3.1	5.8	3.8	-2.0	1.5	5.0	2.0	-3.0

non-consolidated

Demographics of customers(II)

	( % except number of accounts)

	Small business owner loans				Business Timely loans
	02/3	03/3	04/3	yoy%	02/3	03/3	04/3	yoy%

Number of accounts	17,002	22,826	23,794	4.2	13,239	14,511	16,163	11.4

% of total

By gender
Male	65.3	66.1	67.3	1.2	59.3	61.4	63.0	1.6
Female	34.7	33.9	32.7	-1.2	40.7	38.6	37.0	-1.6

By age
20~Less than 30 years old	3.6	3.6	3.0	-0.6	2.4	1.9	1.6	-0.3
30~40 years old	20.3	19.0	18.5	-0.5	13.6	13.5	13.1	-0.4
40~50 years old	25.5	25.6	24.9	-0.7	25.8	25.3	25.0	-0.3
50~60 years old	34.4	34.6	34.7	0.1	38.5	37.9	37.6	-0.3
60 years old or over	16.2	17.2	18.9	1.7	19.7	21.4	22.7	1.3

By annual income
Less than 3 million	23.9	23.7	23.2	-0.5	4.5	9.2	15.5	6.3
3 million~5 million	25.8	29.9	32.2	2.3	15.8	16.9	23.6	6.7
5 million~7 million	17.2	17.3	18.3	1.0	14.2	12.1	13.6	1.5
7 million~9 million	9.9	9.5	9.7	0.2	11.2	10.2	9.6	-0.6
9 million or more	23.2	19.6	16.6	-3.0	54.3	51.6	37.7	-13.9

By years of opening
Less than 1 year	10.3	6.5	4.9	-1.6	2.4	1.5	1.8	0.3
1~3 years	10.8	10.8	9.3	-1.5	14.6	11.1	8.2	-2.9
3~5 years	12.6	12.8	12.6	-0.2	13.6	13.6	13.1	-0.5
5~10 years	23.1	24.2	25.0	0.8	20.9	23.4	23.9	0.5
10~15 years	16.4	17.2	17.2	0.0	16.8	16.8	16.8	0.0
15~20 years	8.8	9.3	10.6	1.3	10.8	11.0	12.0	1.0
20 years or over	18.0	19.2	20.4	1.2	20.9	22.6	24.2	1.6

By loans receivable
Less than 0.1 million	1.3	0.8	1.0	0.2	0.7	1.0	0.9	-0.1
0.1~0.2 million	1.2	0.9	1.2	0.3	1.6	1.5	1.7	0.2
0.2~0.3 million	1.3	1.1	1.4	0.3	2.2	1.9	1.9	0.0
0.3~0.4 million	1.4	1.2	1.6	0.4	2.6	2.2	2.3	0.1
0.4~0.5 million	1.5	1.5	1.7	0.2	4.6	4.3	4.1	-0.2
0.5~1 million	12.0	10.3	11.7	1.4	44.2	45.0	44.4	-0.6
1~1.5 million	12.3	11.8	12.9	1.1	7.2	10.2	16.7	6.5
1.5~2 million	17.8	17.1	17.4	0.3	36.5	33.4	27.2	-6.2
2~2.5 million	14.4	13.5	14.3	0.8	0.4	0.5	0.8	0.3
2.5~3 million	16.8	16.8	14.7	-2.1	—	—	—	—
3 million or more	20.0	25.0	22.1	-2.9	—	—	—	—

By industry
Manufacturing	5.5	5.5	5.5	0.0	4.3	4.7	5.2	0.5
Construction	15.9	16.1	16.4	0.3	4.1	4.9	6.0	1.1
Transportation/communication	4.3	4.1	4.0	-0.1	1.0	0.9	1.1	0.2
Wholesale/retail/restaurant	46.5	50.1	49.2	-0.9	71.5	68.4	65.5	-2.9
Finance/insurance	0.7	0.7	0.8	0.1	0.3	0.4	0.4	0.0
Real estate broker	1.0	1.1	1.3	0.2	0.9	1.0	1.2	0.2
Service industry	16.0	17.6	18.5	0.9	17.1	18.8	19.5	0.7
Others	10.1	4.8	4.3	-0.5	0.8	0.9	1.1	0.2

non-consolidated

Demographics of guarantors

	( % except number of accounts)

	Wide loans				Small business owner loans
	02/3	03/3	04/3	yoy%	02/3	03/3	04/3	yoy%

Number of accounts	31,447	35,705	33,975	-4.9	17,002	22,826	23,794	4.2

% of total

By gender
Male	65.8	62.1	62.1	0.0	75.2	71.9	72.8	0.9
Female	34.2	37.9	37.9	0.0	24.8	28.1	27.2	-0.9

By age
20~Less than 30 years old	31.5	31.9	30.5	-1.4	20.1	20.0	18.2	-1.8
30~40 years old	24.6	23.3	23.9	0.6	25.0	24.9	25.2	0.3
40~50 years old	16.9	15.8	15.6	-0.2	22.9	21.3	21.6	0.3
50~60 years old	17.7	17.6	17.6	0.0	21.3	21.4	22.0	0.6
60 years old or over	9.3	11.4	12.4	1.0	10.7	12.4	13.0	0.6

By annual income
Less than 3 million	41.7	48.2	48.7	0.5	27.1	31.5	30.6	-0.9
3 million~5 million	40.3	36.6	36.3	-0.3	39.9	38.8	38.7	-0.1
5 million~7 million	12.2	10.2	10.0	-0.2	18.4	17.1	17.4	0.3
7 million~9 million	3.5	3.1	3.1	0.0	7.6	6.8	7.2	0.4
9 million or more	2.3	1.9	1.9	0.0	7.0	5.8	6.1	0.3

By years of service
Less than 1 year	5.2	6.9	4.8	-2.1	5.7	6.4	3.6	-2.8
1~3 years	12.8	15.0	14.2	-0.8	10.2	12.9	12.1	-0.8
3~5 years	14.7	15.0	15.7	0.7	12.7	12.7	12.9	0.2
5~10 years	29.1	27.3	28.1	0.8	25.0	23.7	25.0	1.3
10~15 years	16.9	15.5	15.8	0.3	17.3	16.9	17.1	0.2
15~20 years	7.6	7.1	7.7	0.6	9.3	8.4	9.0	0.6
20 years or more	13.7	13.2	13.7	0.5	19.8	19.0	20.3	1.3

By number of loan accounts with finance companies
0~1 loan account	82.3	80.5	74.7	-5.8	83.7	82.7	77.7	-5.0
2 loan accounts	9.7	10.8	10.8	0.0	8.4	9.9	10.3	0.4
3 loan accounts	3.5	3.9	5.7	1.8	3.4	3.6	5.1	1.5
4 loan accounts	1.6	1.8	3.6	1.8	1.7	1.5	2.8	1.3
5 loan accounts	1.1	1.1	2.2	1.1	1.1	0.9	2.0	1.1
6 loan accounts	0.7	0.9	1.5	0.6	0.8	0.7	1.1	0.4
7 loan accounts or more	1.1	1.0	1.5	0.5	0.9	0.7	1.0	0.3

By occupation
Salaried employee	90.2	88.9	89.1	0.2	80.9	81.0	82.0	1.0
Self-employed	7.3	7.5	7.5	0.0	16.2	16.2	15.6	-0.6
Housewife	0.8	1.2	1.1	-0.1	0.4	0.7	0.6	-0.1
Others	1.7	2.4	2.3	-0.1	2.5	2.1	1.8	-0.3

By relationship with the applicant
Acquaintance	10.1	8.5	8.0	-0.5	11.8	10.0	9.5	-0.5
Friend	22.9	22.5	22.9	0.4	28.7	29.2	30.1	0.9
Close relative living with applicant	22.4	25.4	26.2	0.8	16.5	19.3	18.5	-0.8
Close relative not living with applicant	40.2	39.7	39.0	-0.7	34.7	35.2	34.9	-0.3
Other relative	4.0	3.5	3.6	0.1	5.3	4.3	4.6	0.3
Other	0.4	0.4	0.3	-0.1	3.0	2.0	2.4	0.4

non-consolidated

Branches/Productivity

Number of offices by region at year end

	00/3	01/3	02/3	03/3	04/3

Total number of offices	59	67	72	72	70
Hokkaido	1	1	2	2	2
Tohoku	4	4	5	5	5
Kanto	24	28	26	25	24
Chubu	7	7	7	7	7
Kinki	6	8	12	12	12
Chugoku	4	4	5	5	5
Shikoku	6	6	6	6	5
Kyushu	7	9	9	10	10

Number of automated loan application machines	16	16	—	—	—
Number of tie-up CD/ATMs	1,084	1,049	1,111	1,108	1,116

Note 1:	The above figures do not include unmanned offices.
Note 2:	Automated loan application machines and tie-up CD/ATMs were operational in the Shikoku area only. All automated loan application machines were closed in August 2001.

Productivity as of or for the year ended March 31

(millions of yen)

	00/3	01/3	02/3	03/3	04/3

Loans receivable (General Branch)	104,694	109,755	125,819	135,343	129,103
Number of offices	45	47	50	50	49
Number of employees	394	399	448	413	384
Loans receivable/office	2,326	2,335	2,516	2,706	2,634
Number of accounts/office	3,612	3,386	3,340	3,107	2,735
Loans receivable (Small business owner loan office)	6,790	17,462	28,202	39,780	46,337
Number of offices	14	20	22	22	21
Number of employees	97	158	193	202	187
Loans receivable/office	485	873	1,281	1,808	2,206
Number of accounts/office	283	624	927	1,124	1,389
Loans receivable (Total)	111,484	127,217	154,022	175,123	175,440
Number of offices	59	67	72	72	70
Number of employees in all	604	690	826	813	785
Number of employees in branch offices	491	557	641	615	571
Loans receivable/employee	184	184	186	215	223
Number of accounts/employee	276	249	226	221	207
Ordinary income/employee	13.2	13.4	11.4	12.6	13.4
Net income/employee	7.3	7.6	6.0	6.1	6.9
Loans receivable/office	1,889	1,898	2,139	2,432	2,506
Ordinary income/office	135.6	137.6	131.0	143.1	151.3
Net income/office	74.9	78.1	69.1	68.7	78.3

non-consolidated

Loans charged off and allowance for loan losses

Loans charged off			(millions of yen)

	00/3	01/3	02/3	03/3	04/3

Total loans receivable	113,884	129,256	156,073	177,751	179,290
Consumer loans	42,496	43,278	46,179	40,938	35,604
Wide Loans	44,294	47,765	55,033	63,992	57,459
Loans to small business owners	25,324	36,353	53,421	71,217	75,826
Small business owner loans	25,226	28,682	37,386	53,915	57,167
Business Timely loans	97	7,671	16,034	17,302	18,658
Secured loans	1,722	1,817	1,427	1,588	10,003
Notes receivable	46	40	11	15	396

Total loans charged off	4,454	5,057	6,982	10,337	11,759
Consumer loans	3,389	3,378	3,883	4,868	4,426
Wide Loans	618	804	1,229	2,225	2,977
Loans to small business owners	446	867	1,820	3,220	4,255
Small business owner loans	446	756	991	1,640	2,468
Business Timely loans	—	110	829	1,579	1,787
Secured loans	—	4	48	23	100
Notes receivable	—	3	—	—	—

Ratio of loans charged off(a)	3.76%	3.77%	4.28%	5.50%	6.16%
Consumer loans	7.39%	7.24%	7.76%	10.63%	11.06%
Wide Loans	1.38%	1.66%	2.19%	3.36%	4.93%
Loans to small business owners	1.73%	2.33%	3.30%	4.33%	5.31%
Small business owner loans	1.74%	2.57%	2.58%	2.95%	4.14%
Business Timely loans	—	1.42%	4.92%	8.36%	8.74%
Secured loans	0.03%	0.22%	3.25%	1.45%	0.99%
Notes receivable	—	7.28%	—	—	—

Note: Bankrupt and delinquent loans receivable are included in total loans receivable

Allowance for loan losses			(millions of yen)

	00/3	01/3	02/3	03/3	04/3

Allowance for loan losses	7,032	7,482	8,831	11,823	13,453

Allowance for loan losses ratio(b)	6.17%	5.79%	5.66%	6.65%	7.50%

Note:	(a) to the sum of loans receivable + loans charged-off;
(b) to loans receivable after loans are charged off.

non-consolidated

Loans receivable/Loans charged off/Ratio of loans charged off by region, product

(millions of yen, %)
	00/3			01/3

	loans receivable	loans charged off	ratio	loans receivable	loans charged off	ratio

Total	111,484	4,454	3.76	127,217	5,057	3.77
Hokkaido	3,657	184	4.65	3,959	162	3.86
Consumer loans	1,247	126	9.23	1,325	109	7.64
Wide loans	1,809	39	2.02	1,908	40	2.03
Small business owner loans	565	18	2.98	574	11	1.93
Business Timely loans	—	—	—	130	—	—
Secured loans	35	—	—	21	—	—
Notes receivable	—	—	—	—	—	—
Tohoku	6,352	206	3.07	6,783	261	3.67
Consumer loans	2,050	161	7.31	2,220	182	7.58
Wide loans	2,948	33	1.07	3,085	44	1.42
Small business owner loans	1,265	11	0.87	1,265	33	2.51
Business Timely loans	—	—	—	113	0	0.73
Secured loans	82	—	—	93	—	—
Notes receivable	7	—	—	5	—	—
Kanto	29,659	1,097	3.4	37,694	1,442	3.63
Consumer loans	8,654	783	8.3	9,219	802	8.01
Wide loans	9,480	155	1.55	10,264	204	1.91
Small business owner loans	10,877	159	1.4	12,051	351	2.76
Business Timely loans	—	—	—	5,506	80	1.44
Secured loans	628	0	0.05	640	0	0.04
Notes receivable	20	—	—	11	2	15.49
Chubu	13,452	438	3.28	15,128	526	3.31
Consumer loans	4,644	361	7.23	5,025	356	6.62
Wide loans	5,836	59	0.99	6,360	88	1.35
Small business owner loans	2,763	18	0.65	3,255	78	2.30
Business Timely loans	—	—	—	282	2	0.88
Secured loans	209	—	—	205	—	—
Notes receivable	—	—	—	0	—	—
Kinki	16,005	692	4.07	18,359	796	4.09
Consumer loans	6,226	516	7.66	6,306	530	7.77
Wide loans	6,558	107	1.57	7,247	127	1.70
Small business owner loans	2,956	68	2.18	3,619	119	3.07
Business Timely loans	—	—	—	969	17	1.79
Secured loans	265	—	—	213	—	—
Notes receivable	—	—	—	2	—	—
Chugoku	11,069	528	4.45	11,152	485	4.09
Consumer loans	4,050	377	8.53	3,780	339	8.24
Wide loans	5,061	95	1.8	5,200	87	1.62
Small business owner loans	1,831	55	2.76	1,957	53	2.56
Business Timely loans	—	—	—	99	0	0.88
Secured loans	127	—	—	114	4	3.30
Notes receivable	—	—	—	—	—	—
Shikoku	14,441	551	3.63	14,938	607	3.89
Consumer loans	9,892	488	4.70	9,643	530	5.21
Wide loans	3,171	31	0.97	3,613	47	1.28
Small business owner loans	1,114	30	2.52	1,348	29	2.09
Business Timely loans	—	—	—	55	—	—
Secured loans	249	—	—	257	—	—
Notes receivable	15	—	—	20	—	—
Kyushu	16,830	752	4.19	19,200	775	3.81
Consumer loans	5,729	572	9.09	5,758	527	8.39
Wide loans	8,041	96	1.15	9,082	162	1.72
Small business owner loans	2,952	83	2.61	3,684	78	2.00
Business Timely loans	—	—	—	513	7	1.48
Secured loans	108	—	—	160	—	—
Notes receivable	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

(millions of yen, %)
	02/3			03/3			04/3

	loans receivable	loans charged off	ratio	loans receivable	loans charged off	ratio	loans receivable	loans charged off	ratio

Total	154,022	6,982	4.28	175,123	10,337	5.50	175,440	11,759	6.16
Hokkaido	5,171	220	4.05	6,387	384	5.59	5,974	504	7.55
Consumer loans	1,553	132	7.88	1,424	211	12.92	1,195	202	14.51
Wide loans	2,258	47	2.01	2,783	106	3.63	2,464	150	5.48
Small business owner loans	908	20	2.17	1,587	25	1.53	1,697	70	3.81
Business Timely loans	439	20	4	571	40	6.63	600	80	11.85
Secured loans	11	—	—	19	—	—	16	—	—
Notes receivable	—	—	—	—	—	—	—	—	—
Tohoku	8,289	370	4.21	9,878	598	5.65	9,403	594	5.81
Consumer loans	2,508	233	8.50	2,264	307	11.97	1,905	272	12.49
Wide loans	3,536	76	2.06	4,356	159	3.47	4,085	164	3.78
Small business owner loans	1,616	44	1.21	2,514	84	3.21	2,570	87	3.17
Business Timely loans	554	16	2.86	690	46	6.33	791	63	7.46
Secured loans	71	0	0.07	52	—	—	52	6	9.23
Notes receivable	—	—	—	—	—	—	—	—	—
Kanto	48,270	2,231	4.37	56,779	3,248	5.33	63,245	3,695	5.41
Consumer loans	10,782	959	8.17	9,910	1,223	10.99	9,027	1,095	10.82
Wide loans	12,719	298	2.25	15,789	541	3.25	14,742	746	4.66
Small business owner loans	14,954	396	2.53	21,034	631	2.85	23,600	922	3.64
Business Timely loans	9,277	564	5.74	9,161	846	8.46	9,326	879	8.62
Secured loans	530	12	2.08	876	5	0.55	6,182	50	0.81
Notes receivable	5	—	—	6	—	—	366	—	—
Chubu	18,718	629	3.21	19,750	1,161	5.48	19,755	1,318	6.11
Consumer loans	5,739	401	6.53	4,642	590	11.28	4,365	596	12.02
Wide loans	7,208	130	1.74	7,714	281	3.47	7,606	337	4.12
Small business owner loans	4,455	71	1.54	5,893	169	2.74	6,139	255	3.86
Business Timely loans	1,169	17	1.50	1,402	111	7.38	1,541	111	6.73
Secured loans	145	8	4.87	97	7	5.70	89	17	15.69
Notes receivable	—	—	—	—	—	—	11	—	—
Kinki	24,089	1,260	4.91	30,501	1,844	5.62	30,256	2,207	6.66
Consumer loans	6,775	697	9.33	6,539	828	11.24	5,366	695	11.48
Wide loans	8,426	224	2.54	10,351	368	3.37	8,396	520	5.67
Small business owner loans	5,927	174	2.80	10,239	296	2.74	9,767	551	5.14
Business Timely loans	2,822	145	4.89	3,252	350	9.74	3,321	433	11.54
Secured loans	136	19	12.21	118	0	0.68	3,396	6	0.19
Notes receivable	0	—	—	0	—	—	7	—	—
Chugoku	12,041	550	4.31	12,849	759	5.52	11,603	879	6.93
Consumer loans	3,869	310	7.43	3,316	373	10.11	2,820	323	10.29
Wide loans	5,458	133	2.36	5,735	223	3.67	4,749	326	6.27
Small business owner loans	2,152	95	4.11	3,101	114	3.49	3,201	166	4.83
Business Timely loans	481	8	1.71	645	46	6.76	787	56	6.71
Secured loans	79	1	2.02	49	3	6.07	44	6	11.47
Notes receivable	—	—	—	—	—	—	—	—	—
Shikoku	15,318	743	4.61	15,357	842	5.17	13,471	928	6.39
Consumer loans	8,991	589	6.16	7,715	651	7.79	6,379	627	8.95
Wide loans	4,250	97	2.21	4,956	106	2.09	4,130	173	3.96
Small business owner loans	1,726	44	2.47	2,279	67	2.85	2,164	98	4.29
Business Timely loans	156	11	7	276	10	3.66	691	26	3.63
Secured loans	188	1	0.65	122	5	4.35	95	2	2.75
Notes receivable	5	—	—	7	—	—	10	—	—
Kyushu	22,122	974	4.15	23,617	1,493	5.85	21,727	1,632	6.83
Consumer loans	5,957	558	8.57	5,123	681	11.74	4,543	612	11.88
Wide loans	10,168	222	2.10	11,079	437	3.71	9,511	558	5.39
Small business owner loans	4,721	143	2.85	6,000	250	3.90	6,012	314	4.79
Business Timely loans	1,134	45	3.88	1,302	125	8.81	1,596	136	7.86
Secured loans	141	3	2.51	112	—	—	64	10	11.24
Notes receivable	—	—	—	—	—	—	—	—	—

Note: Ratio of loans charged offs=Loans charged off÷(Loans receivable + Loans charged off + bankrupt and delinquent loans receivable)

non-consolidated

Interest rates on loans receivable and borrowings

(%)
	00/3	01/3	02/3	03/3	04/3

Contractual interest rate	26.6	26.3	25.9	25.3	24.0
Consumer loans	28.7	28.2	27.6	27.3	27.0
Wide loans	25.5	25.3	24.9	24.5	24.1
Loans to small business owners	25.5	25.8	25.7	25.1	24.1
(Small business owner loans)	(25.5)	(25.2)	(24.8)	(24.4)	(23.1)
(Business Timely loans)	(28.4)	(28.0)	(27.8)	(27.5)	(27.1)

Note:	Figures are weighted average rates at the end of the year.

(millions of yen, %)
	00/3	01/3	02/3	03/3	04/3

Total borrowings at year end	100,232	118,259	130,058	152,394	143,367
Short-term (including CP)	1,872	1,740	1,400	5,500	5,300
Long-term (including bonds)	98,360	116,519	128,658	146,894	138,067

Total amount hedged at year end	79,838	102,282	106,931	87,870	92,455
Fixed rate (including bonds)	38,838	61,282	74,931	87,870	92,455
Interest rate caps/swaps	41,000	41,000	32,000	—	—

Ratio of borrowings hedged to total borrowings	81.2	87.8	83.1	59.8	67.0

Weighted year-end average borrowing rate	3.7	3.2	2.8	2.3	2.2
Direct	3.2	3.0	2.7	2.3	2.0
Indirect	3.7	3.3	2.8	2.4	2.3
Average borrowing rate during the year (all costs included)	4.1	3.7	3.1	2.6	2.3
Direct	3.0	3.1	2.8	2.5	2.2
Indirect	4.2	3.9	3.4	2.7	2.4
(borrowing costs only)	3.9	3.5	3.0	2.6	2.4

non-consolidated

Breakdown of borrowings at fiscal year-end

(millions of yen)
	00/3	01/3	02/3	03/3	04/3

Total borrowings	100,232	118,259	130,058	152,394	143,367
Indirect	86,252	79,279	80,558	101,420	92,701
Banks	39,234	47,443	57,551	64,875	59,263
Life insurance companies	2,435	1,324	437	200	100
Nonlife insurance companies	8,566	3,728	1,600	2,327	2,407
Other financial institutions	500	1,075	2,247	3,829	5,508
Nonbanks	35,515	25,707	18,722	30,188	25,423
Direct	13,980	38,980	49,500	50,974	50,665
Bonds/Convertible bonds	13,980	38,980	49,500	41,500	37,500
Commercial Papers	—	—	—	2,400	3,200
ABCP	—	—	—	7,074	9,964

% change from the previous fiscal year-end
	00/3	01/3	02/3	03/3	04/3

Total borrowings	22.8	18.0	10.0	17.2	-5.9
Indirect	5.6	-8.1	1.6	25.9	-8.6
Banks	19.1	20.9	21.3	12.7	-8.7
Life insurance companies	-15.5	-45.6	-67.0	-54.2	-50.0
Non-life insurance companies	23.2	-56.5	-57.1	45.4	3.4
Other financial institutions	-27.2	115.0	109.0	70.4	43.8
Nonbanks	-7.0	-27.6	-27.2	61.2	-15.8
Direct	—	178.8	27.0	3.0	-0.6
Bonds/Convertible bonds	—	178.8	27.0	-16.2	-9.6
Commercial Papers	—	—	—	—	33.3
ABCP	—	—	—	—	40.9

% of total
	00/3	01/3	02/3	03/3	04/3

Total borrowings	100.0	100.0	100.0	100.0	100.0
Indirect	86.1	67.0	61.9	66.6	64.7
Banks	39.2	40.1	44.3	42.7	41.4
Life insurance companies	2.4	1.1	0.3	0.1	0.1
Nonlife insurance companies	8.5	3.2	1.2	1.5	1.7
Other financial institutions	0.5	0.9	1.7	2.5	3.8
Nonbanks	35.5	21.7	14.4	19.8	17.7
Direct	13.9	33.0	38.1	33.4	35.3
Bonds/Convertible bonds	13.9	33.0	38.1	27.2	26.2
Commercial Papers	—	—	—	1.6	2.2
ABCP	—	—	—	4.6	6.9

non-consolidated

Financial ratios

	(millions of yen except %)

	00/3	01/3	02/3	03/3	04/3

Operating income	8,599	9,495	9,721	10,463	10,668
Ordinary income	8,002	9,217	9,431	10,304	10,596
Net income	4,421	5,230	4,978	4,945	5,483
Dividend pay-out ratio	14.6	14.5	16.6	19.4	19.4
Shareholders’ equity ratio	24.6	24.2	24.4	22.3	26.4
Dividend on equity	1.9	1.9	2.0	2.1	2.2
Return on equity	14.1	14.3	12.1	11.2	11.2
Operating income to total assets	6.8	6.3	5.7	5.5	5.3
Ordinary income to total assets	6.3	6.2	5.6	5.4	5.3
Return on assets	3.5	3.5	2.9	2.6	2.7
Operating margin	29.6	29.6	26.7	25.3	26.2
Ordinary profit margin	27.5	28.8	25.9	24.9	26.0
Net income margin	15.2	16.3	13.7	12.0	13.4
Current ratio	265.7	341.1	310.6	299.2	229.1
Fixed assets ratio	37.7	32.9	26.7	21.7	28.7

non-consolidated

Adjusted per share data

Adjusted per share data	(yen)

	00/3	01/3	02/3	03/3	04/3

Net income	33.9	39.9	37.4	37.9	43.5
Shareholders’ equity	261.8	297.9	329.1	354.5	420.6
Cash dividends	5.0	5.8	6.3	7.5	8.5

% change from the previous fiscal year	(%)

	00/3	01/3	02/3	03/3	04/3

Net income	34.2	17.7	-6.3	1.4	14.7
Shareholders’ equity	17.0	13.8	10.5	7.7	18.6
Cash dividends	19.9	16.6	7.2	20.0	13.3

Per share data (unadjusted)	(yen)

	00/3	01/3	02/3	03/3	04/3

Net income	411.9	484.7	151.0	75.9	43.5
Shareholders’ equity	3,146.5	3,580.4	1,317.9	709.0	420.6
Cash dividends	60.0	70.0	25.0	15.0	8.5

Shares outstanding and stock splits	(thousands of shares)

	00/3	01/3	02/3	03/3	04/3

As of the end of the fiscal year	10,780	10,909	32,955	63,229	126,228
Weighted-average for the fiscal year	10,732	10,790	32,967	64,460	124,679

Stock splits			01/5	02/5	03/5
			3 for 1	2 for 1	2 for 1

Issuance of common stock	113	128	22,246	33,156	68,414

Note 1:	113,353 new shares were issued as a result of exercises of warrants during the FY 1999.
Note 2:	128,760 new shares were issued as a result of exercises of warrants during the FY 2000.
Note 3:	21,818,676 new shares were issued as a result of a 3 for 1 stock split in May 2001 and 428,000 new shares were issued as a result of exercises of stock options during FY 2001.
Note 4:	33,156,014 new shares were issued as a result of a 2 for 1 stock split in May 2002.
Note 5:	66,312,028 new shares were issued as a result of a 2 for 1 stock split in May 2003 and 2,102,136 new shares were issued as a result of exercises of warrants during the FY 2003.